EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (this "Agreement") is made, entered into and executed as of this 1st day of December, 1995, between Mark Four Resources, Inc., a Delaware corporation (the "Company"), and Gianni D'Alessandro, an individual currently resident in the United States ("Executive").

         WHEREAS, the Company considers it essential and in the best interest of its stockholders to foster the continuous employment of key management personnel or to hire additional personnel and desires to retain the services of Executive on the terms and conditions provided in this Agreement;

         AND WHEREAS, Executive desires to render services to the Company on the terms and conditions provided in this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the Company and Executive hereby agree as follows:

1. Employment

         1.1 Employment and Duties. The Company hereby agrees to employ Executive for the Term (as hereinafter defined) as President and Chief Operating Officer subject to the direction of the Board of Directors of the Company (the "Board") and, in connection therewith, to perform such duties as he shall reasonably be directed by the Board to perform. In performing such duties hereunder, Executive shall comply with the policies and procedures as adopted from time to time by the Board, shall give the Company the benefit of his special knowledge, skills, contacts and business experience, shall be just and faithful in the performance of his duties and in carrying out his responsibilities and shall devote all of his duties and responsibilities hereunder; provided, however, that Executive may, with the approval of the Board, from time to time, serve, or continue to serve, on the Board of Directors of, and hold any other offices or positions in, companies or organizations, which, in the Board's judgment, will not present any conflict of interest with the Company or any of its affiliates or divisions, or adversely affect the performance of Executive's duties pursuant to this Agreement. Executive hereby accepts such employment and agrees to render such services.

         1.2 Location. The principal location for performance of Executive's services hereunder shall be in the United States and Canada, subject to reasonable travel requirements during the course of such performance. The Company will provide accommodations for the Executive during his stay in New York and pay for the Executive's reasonable travel and incidental expenses.

2. Employment Term



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         2.1 Term. The Term of the Executive's employment hereunder (the "Term")
shall commence on the date hereof and shall end on the fifth anniversary hereof (the "Initial Term"), unless sooner terminated as provided herein; provided, however that the Term shall be extended and this Agreement shall be automatically renewed for successive five year periods unless: (i) this Agreement is terminated as otherwise provided herein; or (ii) Executive provides written notice to the Company of his desire not to extend this Agreement at least sixty (60) days prior to the expiration date of the Term of this Agreement pursuant to this Section 2.1. Notwithstanding any other provision to the contrary, if the Company does not renew this Employment Agreement after the Initial Term, the Employee shall be entitled to receive as severance a minimum of U.S. $997,500 or such greater amount as may be required by law.

3. Compensation and Benefits

         3.1 Cash Compensation

             (a) Base Salary. During the first year of the Term, the Company shall pay Executive an aggregate base salary at an annualized rate of U.S. $350,000, payable in such equal installments as may be customary for executive officers employed by the Company (but not less frequently than monthly) or as may otherwise be agreed to between the Company and Executive, in arrears ("Base Salary"). The Base Salary for each year shall be prorated according to the number of days in such year during which this Agreement is in effect. For each annual period after the first year of the date of this Employment Agreement, the Base Salary shall be adjusted by the Compensation Committee of the Board by a minimum increase of U.S. $50,000 for each year thereafter or such other amount as the Company and the Executive may agree upon.

             (b) Bonuses. During the Initial Term, Executive will be eligible to receive a cash bonus ("Bonus"), which will be determined by the Board.

             (c) Stock Options. Simultaneously with the execution and delivery of this Agreement by the Company and Executive, the Company and Executive shall enter into an Option Agreement, attached hereto as Exhibit A pursuant to which Executive shall have the option to purchase 7,500,000 shares of Common Stock of the Company at the purchase price of U.S. $1.667 per share, such number of shares and price per share to be subject to adjustment as set forth in the Option Agreement.

         3.2 Participation in Benefit Plans. The payments provided in Section 3 hereof are in addition to any benefits to which Executive may be, or may become, entitled under any benefit plan or program of the Company for which key executives are or shall become eligible, including, without limitation, pension, 401(k), health, life and disability insurance and stock benefits and/or plans.

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Further, Executive shall be eligible to receive during the period of his employment under this Agreement, all benefits and emoluments for which key executives are eligible under every such plan or program to the extent permissible under the general terms and provisions of such plans or programs and in accordance with the provisions thereof.

         3.3 Vacation. Executive shall be entitled to 20 working days of compensated vacation in each fiscal year, to be taken at times which do not unreasonably interfere with the performance of Executive's duties hereunder. Any unused vacation time from any fiscal year shall be subject to accumulation or forfeiture in accordance with Company policy as in effect from time to time.

         3.4 Expenses. The Company will pay or reimburse Executive for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, including all of the Executive's travel, hotel, meal and other incidental expenses during the Executive's travel on behalf of the Company. Executive shall keep detailed and accurate records of expenses incurred in connection with the performance of his duties hereunder and reimbursement therefor shall be in accordance with policies and procedures to be established from time to time by the Board.

         3.5 Automobile. The Company at its expense will provide Executive with exclusive use of an automobile, equipped with a mobile telephone, and the Company will pay all operating and ownership expenses attendant thereto, including, without limitation, insurance, gasoline, telephone, maintenance and repairs.

         3.6 Director and Officer Liability Insurance. The Corporation shall pay the cost of maintaining director and officer liability insurance coverage for the services rendered by the Executive hereunder during the term hereof.

         3.7 Key Man Insurance. The Corporation shall pay the cost of maintaining key man insurance coverage for the services rendered by the Executive hereunder during the term hereof.

         3.8 Indemnification. The Company agrees to indemnify and hold harmless, to the extent permitted under Delaware law, the Executive from and against all losses, claims, damages, liabilities, actions or demands in connection with the Executive's service as director and/or officer hereunder during the term hereof.


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4. Termination

         4.1 General. In addition to the right by the Executive to terminate this Agreement pursuant to Section 2 hereof, the Company or the Executive shall have the right to terminate the employment of Executive as set forth in this
Section 4.

         4.2 Termination for Cause. In addition to any other remedies which the Company may have at law or in equity, the Board may terminate Executive's employment under this Agreement by giving Executive written notice of such termination upon or at any time following the occurrence of any of the following events, and each such termination shall constitute a termination for "cause", provided, however, that Executive has first been given written notice of the facts or circumstances constituting the determination of "cause" and a reasonable opportunity (in no event less than 30 days) to cure, rectify or reverse such facts or circumstances and Executive shall have failed to do so:

                        (i) any act or failure to act (or series or combination thereof) by Executive done with the intent to harm in any material respect the interests of the Company or any affiliate thereof;

                       (ii)     the commission by Executive of a felony;

                      (iii) the perpetration by Executive of a dishonest act or common law fraud against the Company or any affiliate thereof; or

                       (iv) a grossly negligent act or failure to act (or series or combination thereof) by Executive detrimental in any material respect to the interests of the Company or any affiliate thereof; or

                        (v) the continued refusal to follow the directives of the Board which are consistent with Executive's duties and responsibilities identified in Section 1.1 hereof.

         Upon the early termination of Executive's employment under this Agreement by the Company for "cause", the Company shall pay to Executive (i) an amount equal to Executive's Base Salary accrued through the effective date of termination at the rate in effect at the time notice of termination is given, payable at the time such payment is due; (ii) the sum of U.S. $997,500.00; and
(iii) at the time such payments are due, all other amounts to which Executive is entitled hereunder (including expense reimbursement amounts to which Executive is entitled hereunder or amounts under any benefit plan of the Company, but expressly excluding any Bonus (or portion

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thereof) in respect of the fiscal year in which this Agreement is so terminated or any fiscal year of the Company thereafter), and, upon payment of such amounts, the Company shall have no further obligation to Executive under this Agreement.

         4.3 Incapacity of Executive. Subject to applicable law, if Executive shall become ill or be injured or otherwise become incapacitated such that, in the good faith judgment of the Board, he cannot fully carry out and perform his duties hereunder, and such incapacity shall continue for a period of 45 consecutive days, the Board may, at any time thereafter, by giving Executive 20-days' prior written notice, fully and finally terminate his employment under this Agreement. Termination under this Section 4.3 shall be effective as of the date provided in such notice, which date shall not be fewer than 365 days after such notice is delivered to Executive or his representative, and the Company shall pay Executive his Base Salary accrued to the effective date of termination at the rate in effect at the time of such notice, payable at the time such payment is due. Upon payment of (i) such accrued Base Salary; and (ii) all other amounts to which Executive may be entitled hereunder including, without limitation, (A) any Bonus to which the Executive would have been entitled pursuant to Section 3.1(b) hereof (prorated for the period up to the effective date of termination), (B) any expense reimbursement amounts accrued to the effective date of termination, (C) a minimum sum of U.S. $997,500.00, and (D) any amounts under any other benefit plan of the Company, in each case at the time such payments are due, the Company shall have no further obligation to Executive under this Agreement.

         4.4 Death of Executive. This Agreement shall automatically terminate upon the death of Executive. Upon the early termination of this Agreement as a result of death, the Company shall pay Executive's estate: (i) an amount equal to Executive's Base Salary accrued through the effective date of termination at the rate in effect at the effective date of termination, payable at the time such payment is due; and (ii) all other amounts to which Executive is entitled hereunder, including, without limitation, (A) any Bonus to which the Executive would have been entitled pursuant to Section 3.1(b) hereof (prorated for the period up to the effective date of termination), (B) any expense reimbursement amounts accrued to the effective date of termination, (C) a minimum sum of U.S. $997,500.00, and (D) any amounts under any other benefit plan of the Company, in each case at the time such payments are due, and the Company shall have no further obligation to Executive under this Agreement.

         4.5 Termination by Executive. Executive may, with or without cause, terminate his employment under this Agreement by giving the Company at least 60 days' prior written notice of such termination (which may be waived by the Company), and after the effective date

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of such termination, the Company shall have no further obligation to Executive under this Agreement.

         4.6 Termination by Executive for Good Reason. Executive may terminate his employment under this Agreement for "good reason" (as hereinafter defined) at any time within 6 months of the date of a "change in control" (as hereinafter defined) of the Company. For purposes of this Agreement, "good reason" shall mean, unless Executive shall have consented in writing thereto, any of the following:

                        (i) A reduction in Executive's title, duties, responsibilities or status, as compared to such title, duties, responsibilities or status immediately prior to the change in control or as the same may be increased after the change in control;

                       (ii) The assignment to Executive of duties inconsistent with Executive's office on the date of the change in control or as the same may be increased after the change in control;

                      (iii) A reduction by the Company in Executive's Base Salary or other benefits, including stock options, as in effect immediately prior to the change in control or as the same may be increased after the change in control;

                       (iv) A requirement that Executive relocate anywhere not acceptable to Executive or the imposition on Executive of business travel obligations substantially greater than those contemplated under this Agreement;

                        (v) The failure by the Company to continue in effect any compensation or benefit plan or program in which Executive is participating at the time of the change in control (or plans providing Executive with substantially similar benefits), or the taking of any action by the Company which would adversely affect Executive's participation in or materially reduce his benefits under any of such plans or deprive him of any material fringe benefit enjoyed by him at the time of the change in control;

                       (vi) The adoption or pursuit by the Company or the Board of one or more policies or practices which, in the opinion of Executive, are contrary to the ethics, traditions, policies or practices

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                                of the Company as in effect immediately prior to
                                the change in control; or

                      (vii) The material breach by the Company of its agreements or obligations under this Agreement; or

                     (viii) A change in the majority of the Board of the Company or in its executives or senior officers.

         Upon such termination by Executive of his employment for "good reason" following a change in control of the Company, the Company shall pay to executive: (i) an amount equal to Executive's Base Salary payable for the remainder of the Term at the time such payments are due at the rate in effect on the date of termination; and (ii) all other amounts to which Executive is entitled, including (A) any Bonus to which Executive would have been entitled for the remainder of the Term pursuant to Section 3.1(b) hereof, (B) any expense reimbursement amounts accrued to the effective date of termination, and (C) any amounts under any other benefit plan of the Company, in each case at the time such payments are due; and (iii) within ten days after the date of termination an amount equal to 2.85 times Executive's annual Base Salary in effect at the date of termination. Moreover, for three years following the date of termination, the Company shall continue to provide Executive with all fringe benefits (other than payment of mobile telephone and gasoline expense) he was receiving as of the date of termination, including, without limitation, all health, life and disability insurance and automobile benefits he was receiving immediately prior to the date of termination.

         For purposes of this Agreement, a "change in control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A, as in effect on the date hereof, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, however that, without limitation, such a change in control shall be deemed to have occurred if (A) any "Person" (as such term is used in (section)13(d) and (section)14(d) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding securities; (B) there occurs a contested proxy solicitation of the Company's shareholders that results in the contesting party obtaining the ability to vote securities representing 10% or more of the combined voting power of the Company's then outstanding securities; (C) there occurs a sale, exchange, transfer or other disposition of substantially all of the assets of the Company to another entity, except to an entity controlled directly or indirectly by the Company, or a merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity, or a plan of liquidation or dissolution of the Company other than pursuant to bankruptcy or

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insolvency laws is adopted; or (D) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Notwithstanding the foregoing, a "change in control" shall not be deemed to have occurred for purposes of this Agreement (i) in the event of a sale, exchange, transfer or other disposition of substantially all of the assets of the Company to, or a merger, consolidation or other reorganization involving the Company and Executive, alone or with other officers of the Company, or any entity in which Executive (alone or with other officers) has, directly or indirectly, at least a 5% equity or ownership interest or (ii) in a transaction otherwise commonly referred to as a "management leveraged buy-out".

         Clauses (A) and (B) in the preceding paragraph to the contrary notwithstanding, the Board may, by resolution adopted by at least two-thirds of the directors who were in office at the date a change in control occurred, declare that a change in control described in clause (A) or (B) has become ineffective for purposes of this Agreement if all of the following conditions then exist: (i) the declaration is made prior to the death, disability or termination of employment of Executive and within 120 days of the change in control; and (ii) no Person is the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's outstanding securities or has the ability or power to vote securities representing 10% or more of the combined voting power of the Company's then outstanding securities. If such a declaration shall be properly made, no benefits shall be payable hereunder as a result of such prior but now ineffective change in control, but benefits shall remain payable and this Agreement shall remain enforceable as a result of any other change in control unless it is similarly declared to be ineffective.

5. Employment Covenants

         5.1 Covenant Not to Compete. Executive recognizes and acknowledges that the Company is placing its confidence and trust in Executive. Executive, therefore, covenants and agrees that during the applicable Non-Compete Period (as defined below) Executive shall not, either directly or indirectly, without the prior written consent of the Board:

                  A. Engage in or carry on any business or in any way become associated with any business which is similar to or is in competition with the Business of the Company (as such term is used and defined herein). As used in this Section 5, the term

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                           "Business of the Company" shall include all business
                           activities in which the Company is now engaged, including but not limited to, emission control devices for use with internal combustion engines and shall further include any business in which the Company is engaged at any time during the Term;

                  B. Solicit the business of any person or entity, on behalf of himself or any other person or entity, which is or has been at any time during the term of this Agreement a customer or supplier of the Company including, but not limited to, former or present customers or suppliers with whom Executive has had personal contact during, or by reason of, his relationship with the Company;

                  C. Be or become an employee, agent, consultant, representative, director or officer of, or be otherwise in any manner associated with, any person, firm, corporation, association or other entity which is engaged in or is carrying on any business which is similar to or in competition with the Business of the Company;

                  D. Solicit for employment or employ any person employed by the Company at any time during the 12-month period immediately preceding such solicitation or employment; or

                  E. Be or become a shareholder, joint venturer, owner (in whole or in part), partner, or be or become associated with or have any proprietary or financial interest in or of any firm, corporation, association or other entity which is engaged in or is carrying on any business which is similar to or in competition with the Business of the Company. Notwithstanding the preceding sentence above, passive equity investments by Executive of $25,000 or less in any entity or affiliated group of any entity which is engaged in or is carrying on any business which is similar to or in competition with the Business of the Company shall not be deemed to violate this Section 5.1.

         Executive hereby recognizes and acknowledges that the existing Business of the Company extends throughout Canada and the United States of America, and therefore agrees that the covenants not to compete contained in this Section 5.1 shall be applicable in and throughout such states, as well as throughout such additional areas or states in which the Company may be (or has prepared written plans to be) doing business as of the date of termination of

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Executive's employment. Executive further warrants and represents that, because of his varied skill and abilities, he does not need to compete with the Business of the Company and that this Agreement will not prevent him from earning a livelihood and acknowledges that the restrictions contained in this Section 5.1 constitute reasonable protections for the Company.

         As used in this Section 5.1, "Applicable Non-Compete Period" shall mean:

                        (i) unless and until the Executive's employment under this Agreement is terminated prior to the scheduled end of the Term, the period beginning on the date hereof and ending on the date which is 365 days after the scheduled end of the Term (as such Term may be extended from time to time pursuant to Section 2.1 hereof);

                       (ii) if the Executive's employment under this Agreement is terminated pursuant to Section 4.2 hereof or Section 4.3 hereof or for any other reason (other than as set forth in clause (iii) below), the period beginning on the date hereof and ending on the date which is 365 days after the scheduled end of the Term (as such Term may be extended from time to time pursuant to Section 2.1 hereof);

                      (iii) if the Executive's employment under this Agreement is terminated without "cause", the period beginning on the date hereof and ending on the date of the scheduled end of the Term (as such Term may be extended from time to time pursuant to Section 2.1 hereof);

                       (iv) if on or prior to the date of the scheduled end of the Term (as such Term may be extended from time to time pursuant to Section
2.1 hereof), the Executive rejects an offer by the Company to extend this Agreement pursuant to Section 2.1 hereof on reasonable terms, the period beginning on the date hereof and ending on the date which is 365 days after the scheduled end of the Term (as such Term may be extended from time to time pursuant to Section 2.1 hereof); and

                        (v) if the Company elects not to extend this Agreement pursuant to Section 2.1 hereof, the period beginning on the date hereof and ending on the date of the scheduled end of the Term (as such Term may be extended from time to time pursuant to Section 2.1 hereof).

         5.2 Trade Secrets and Confidential Information. Executive recognizes and acknowledges that certain information including, without limitation, information pertaining to the financial condition of the Company, its systems, methods of doing business, agreements with customers or suppliers or other aspects of the Business of the Company or which is sufficiently secret to derive

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economic value from not being disclosed ("Confidential Information") may be made available or otherwise come into the possession of Executive by reason of his employment with the Company. Accordingly, Executive agrees that he will not (either during or after the term of his employment with the Company) disclose any Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever or make use to his personal advantage or to the advantage of any third party, of any Confidential Information, without the prior written consent of the Board. Executive shall, upon termination of employment, return to the Company all documents which reflect Confidential Information (including copies thereof). Notwithstanding anything heretofore stated in this Section 5.2, Executive's obligations under this Section 5.2 shall not, after termination of Executive's employment with the Company, apply to information which has become generally available to the public without any action or omission of Executive (except that any Confidential Information which is disclosed to any third party by an employee or representative of the Company who is not authorized to make such disclosure shall be deemed to remain confidential and protectable by Executive under this
Section 5.2).

         5.3 Records. All files, records, memoranda and other documents regarding former, existing or prospective customers of the Company or relating in any manner whatsoever to Confidential Information or the Business of the Company (collectively, "Records"), whether prepared by Executive or otherwise coming into his possession, shall be the exclusive property of the Company. All Records shall be immediately placed in the physical possession of the Company upon the termination of Executive's employment with the Company, or at any other time specified by the Board. The retention and use by Executive of duplicates in any form of Records is prohibited after the termination of Executive's employment with the Company.

         5.4 Breach. Executive hereby recognizes and acknowledges that irreparable injury or damage shall result to the Company in the event of a breach or threatened breach by Executive of any of the terms of provisions of this Section 5, and Executive therefore agrees that the Company shall be entitled to an injunction restraining Executive from engaging in any activity constituting such breach or threatened breach. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company at law or in equity for such breach or threatened breach, including but not limited to, the recovery of damages from Executive and, if Executive is an employee of the Company, the termination of his employment with the Company in accordance with the terms and provisions of this Agreement.

         5.5 Survival. Notwithstanding the termination of the employment of Executive or the termination of this Agreement, the provisions of this Section 5 shall survive and be binding upon

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Executive unless a written agreement which specifically refers to the termination of the obligations and covenants of this Section 5 is executed by the Company.

6. Miscellaneous

         6.1 Notices. Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing, via facsimile transmission or by mail, registered or certified, postage prepaid with return receipt requested. Notices shall be addressed to the parties as follows:


                  If to the Company:        Mark Four Resources, Inc.
                                            45 Rockefeller Plaza
                                            Suite 2000
                                            New York, NY   10111


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                  If to the Executive: Gianni D'Alessandro
                                            C/O Paul Mazza
                                            Turkstra Mazza Shinehoft
                                             Mihailovich
                                            15 Bold Street
                                            Hamilton, Ontario, L8P 1T3
                                            Canada

         Any party may change his or its address by written notice in accordance with this Section 6.1. Notices delivered personally shall be deemed communicated as of actual receipt; notices sent via facsimile transmission shall be deemed communicated as of receipt by the sender of written confirmation of transmission thereof; mailed notices shall be deemed communicated as of three days after proper mailing.

         6.2 Inclusion of Entire Agreement Herein. This Agreement supersedes any and all other prior or contemporaneous agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect to employment of Executive by the Company.

         6.3 Law Governing Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         6.4 Waivers. No waiver at any time of any term or provision of this Agreement shall be construed as a waiver of any other term or provision of this Agreement, and a waiver at any time of any term or provision of this Agreement shall not be construed as a waiver at any subsequent time of the same term or provision.

         6.5 Amendments. Except as otherwise provided in Section 6.6 hereof, no amendment or modification of this Agreement shall be deemed effective unless and until executed in writing by each party hereto.

         6.6 Severability and Limitation. All agreements and covenants contained herein are severable and in the event any of them shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein. Should any court or other legally constituted authority determine that for any such agreement or covenant to be effective that it must be modified to limit its duration or scope, the parties hereto shall consider such agreement or covenant to be amended or modified with respect to duration and/or scope so as to comply with the orders of any such court or other legally constituted authority, and as to all other portions of such agreement or covenants they shall remain in full force and effect as originally written.

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         6.7 Headings. All headings set forth in this Agreement are intended for convenience only and shall not control or affect the meaning, construction or effect of this Agreement or of any of the provisions hereof.

         6.8 Assignment. The Company shall have the right to assign this Agreement and to delegate all of its rights, duties and obligations hereunder to any entity which controls the Company, which the Company controls or which may be the result of the merger, consolidation, acquisition or reorganization of the Company and another entity. Executive agrees that this Agreement is personal to him and his rights and interests hereunder may not be assigned, nor may his obligations and duties hereunder be delegated (except as to delegation in the normal course of operation of the Company), and any attempted assignment or delegation in violation of this provision shall be void.

         6.9 Arbitration. All controversies which may arise between the parties hereto including, but not limited to, those arising out of or related to this Agreement shall be determined by binding arbitration applying the laws of the State of Delaware as set forth in Section 6.3 hereof. Any arbitration pursuant to this Agreement shall be conducted in New York, New York before the American Arbitration Association in accordance with its arbitration rules. The arbitration shall be final and binding upon all the parties (so long as the award was not procured by corruption, fraud or undue means) and the arbitrator's award shall not be required to include factual findings or legal reasoning. Nothing in this Section 6.9 will prevent either party from resorting to judicial proceedings if interim injunctive relief under the laws of the State of Delaware from a court is necessary to prevent serious and irreparable injury to one of the parties.

         6.10 Counterparts. This Agreement may be executed via facsimile transmission signature and in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         6.11 Board of Director Determinations. All matters to be determined by the Board pursuant to the terms of this Agreement shall be determined by the members of the Board without the vote of Executive, if he is then a member of the Board.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Employment Agreement as of the day and year first above written.

                                           MARK FOUR RESOURCES, INC.


                                           By:________________________________
                                              Name:
                                              Title:


                                       14

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                                             EXECUTIVE

                                             /s/ Gianni D'Alessandro
                                             ----------------------------------
                                             Gianni D'Alessandro

                                                        15